Exhibit 99.1

Zeo Energy Corp. and Lumio Complete Sale Transaction

Zeo Energy Acquires Substantially All of Lumio’s Assets

Transaction is Expected to Position Zeo Energy for Enhanced Market Presence and Expansion

NEW PORT RICHEY, FL and LEHI, UT – November 6, 2024 – Zeo Energy Corp. (Nasdaq: ZEO) ( “Zeo Energy”, or the “Company”), a leading Florida-based provider of residential solar and energy efficiency solutions, today announced that it has completed the acquisition of substantially all of the assets (the “Sale Transaction”) of Lumio Holdings, Inc. (“Lumio”), another residential solar company.

On September 3, 2024, Lumio filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (“the Court”). The Sale Transaction was approved by the Court on November 1, 2024.

Tim Bridgewater, CEO of Zeo Energy, said, “We believe this transaction marks a significant step forward for Zeo Energy that will enable us to expand our scale and market presence in the solar industry. While the last year has been challenging for residential solar companies, we believe that we have positioned the Company as a platform to opportunistically purchase assets which will help us grow at above-industry rates in 2025 and beyond. We look forward to completing solar installations under agreements entered into by Lumio for their customers and financing partners. We also plan to work with Lumio’s sales representatives to bring them onto our platform to accelerate Zeo’s growth.”

Additional information regarding Lumio’s Chapter 11 cases is available at https://cases.stretto.com/Lumio. Stakeholders with questions can email LumioInquiries@stretto.com or call toll-free at (855) 328-2638 or (714) 203-6409 if calling from outside the U.S.

Advisors

Ellenoff Grossman & Schole LLP served as legal advisor, and Gateway Group served as strategic communications advisor to Zeo Energy.

About Zeo Energy Corp.

Zeo Energy Corp. is a Florida-based regional provider of residential solar, distributed energy, and energy efficiency solutions. Zeo Energy focuses on high-growth markets with limited competitive saturation. With its differentiated sales approach and vertically integrated offerings, Zeo Energy, through its Sunergy business, serves customers who desire to reduce high energy bills and contribute to a more sustainable future. For more information on Zeo Energy Corp., please visit www.zeoenergy.com.

About Lumio

Lumio merged four leading regional solar providers and a software company into a national brand in December 2020. For more information about Lumio, visit lumio.com.

Forward-Looking Statements

This news release contains certain forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act of 1934, as amended, that are based on beliefs and assumptions and on information currently available to the Company. Such statements may include, but are not limited to, statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will,” and similar references to future periods may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about the future financial performance of the Company; bankruptcy court approvals; changes in the Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, the ability to raise additional funds, acquisitions, hirings of sales representatives, and plans and objectives of management. These forward-looking statements are based on information available as of the date of this news release, and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update such forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: (i) the outcome of any legal proceedings that may be instituted against the Company or others; (ii) the Company’s success in retaining or recruiting, or changes required in, its officers, key employees, or directors; (iii) the Company’s ability to maintain the listing of its common stock and warrants on Nasdaq; (iv) limited liquidity and trading of the Company’s securities; (v) geopolitical risk and changes in applicable laws or regulations; (vi) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (vii) operational risk; (viii) litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on the Company’s resources; and (ix) other risks and uncertainties, including those included under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the year ended December 31, 2023 and in its subsequent periodic reports and other filings with the SEC.

In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by the Company, its respective directors, officers or employees or any other person that the Company will achieve its objectives and plans in any specified time frame, or at all. The forward-looking statements in this news release represent the views of the Company as of the date of this news release. Subsequent events and developments may cause that view to change. However, while the Company may elect to update these forward-looking statements at some point in the future, there is no current intention to do so, except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the views of the Company as of any date subsequent to the date of this news release.

Zeo Energy Corp. Contacts

For Investors:

Tom Colton and Greg Bradbury

Gateway Group

ZEO@gateway-grp.com

For Media:

Christina Lockwood and Anna Rutter

Gateway Group

ZEO@gateway-grp.com

Lumio Contacts

For Media:

C Street Advisory Group

lumio@thecstreet.com